EXHIBIT 10.1(b)

EIGHTH AMENDMENT TO EMPLOYMENT AGREEMENT

Whereas, heretofore, under date of May 12, 2004, Adams Resources & Energy, Inc. (“ARE”) and Frank T. “Chip” Webster (“Webster”) entered into that certain Employment Agreement bearing that date, which Employment Agreement provided for the employment of Webster by ARE subject to the terms and conditions as set forth; and

Whereas, said Employment Agreement was amended by that certain Amendment to Employment Agreement (“First Amendment”), dated May 18, 2005 by and between ARE and Webster.

Whereas, said Employment Agreement was amended by that certain Second Amendment to Employment Agreement (“Second Amendment”) dated May 19, 2006, by and between ARE and Webster.

Whereas, said Employment Agreement was amended by that certain Third Amendment to Employment Agreement (“Third Amendment”) dated March 1, 2007, by and between ARE and Webster.

Whereas, said Employment Agreement was amended by that certain Fourth Amendment to Employment Agreement (“Fourth Amendment”) dated December 17, 2007, by and between ARE and Webster.

Whereas, said Employment Agreement was amended by that certain Fifth Amendment to Employment Agreement (“Fifth Amendment”) dated September 20, 2008, by and between ARE and Webster.

Whereas, said Employment Agreement was amended by that certain Sixth Amendment to Employment Agreement (“Sixth Amendment”) dated December 23, 2008, by and between ARE and Webster.

Whereas, said Employment Agreement was amended by that certain Seventh Amendment to Employment Agreement (“Seventh Amendment”) dated December 8, 2009, by and between ARE and Webster.

Whereas, the Employment Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, and the Seventh Amendment (collectively “Agreement”) are now in full force and effect and ARE and Webster mutually desire to hereby modify and amend said Agreement to the extent and in the manner hereinafter specified.

Now, therefore ARE and Webster do hereby mutually agree that Section 1.(a) of the Agreement be and the same is hereby amended to hereafter be and read as follows:

1

Section 1. (a) ARE hereby employs Webster as its President and Chief Operating Officer and Webster hereby accepts such employment for the time period beginning May 14, 2004, and ending May 13, 2014, subject to earlier termination as hereinafter set forth (the "Term"). Anything herein contained to the contrary notwithstanding, ARE shall have the unilateral right to terminate Webster's employment at any time during the Term with or without cause.

ARE and Webster do hereby mutually agree that Section 5. (a) of the Agreement be and the same hereby is amended  by adding the following sentence to the end of Section  5(a):

In the event the term of this Agreement is extended beyond May 13, 2013, the base salary for the year May 14, 2013 to May 13, 2014, shall be the base salary which was paid to Webster in the final year of the term as set out in the Agreement.

Said Agreement, as hereby amended, shall continue in full force and effect subject to all of its terms and provisions and ARE and Webster do hereby agree and declare that the Agreement as amended, is binding upon each party and is a valid and subsisting Agreement.

Executed the _6th_ day of __December__, 2010.

                   ADAMS RESOURCES & ENERGY, INC.

                                        By_/s/K. S. Adams, Jr.__________________
                       K. S. Adams, Jr.
                      Chairman of the Board and
                    Chief Executive Officer

/s/Frank T. “Chip” Webster_________
                      Frank T. "Chip" Webster
                       President and Chief Operating Officer